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                                            Financial Statement 2


                  YANKEE ATOMIC ELECTRIC COMPANY
            STATEMENT OF INCOME AND RETAINED EARNINGS
                 PERIOD ENDED SEPTEMBER 30, 1997
                           (UNAUDITED)

OPERATING REVENUES
  Electric sales                                              $52,549,111
  Engineering services to others                               87,099,360
                                                              -----------
  Total operating revenues                                    139,648,471
                                                              -----------
OPERATING EXPENSES
  Fuel                                                            958,360
  Operations                                                    2,183,293
  Engineering                                                  87,099,360
  Decommissioning                                              39,388,987
  Amortization of unrecovered assets                            5,959,734
  Taxes, other than federal income                                410,311
  Federal income taxes                                          2,052,308
                                                              -----------
  Total operating expenses                                    138,052,353
                                                              -----------
  OPERATING INCOME                                              1,596,118
                                                              -----------
OTHER INCOME (EXPENSE)
  Other, net                                                     (893,878)
                                                              -----------
  Total other income                                             (893,878)
                                                              -----------
  OPERATING AND OTHER INCOME                                      702,240
                                                              -----------
INTEREST
  Interest on short-term debt                                           0
  Interest on long-term debt                                            0
  Other                                                           100,086
                                                              -----------
  Total interest                                                  100,086
                                                              -----------
  NET INCOME (LOSS)                                           $  (602,154)
                                                              ===========
RETAINED EARNINGS
  Retained earnings-beginning                                 $ 9,734,936
  Net income (loss)                                              (602,154)
                                                              -----------
  Subtotal                                                     10,337,090
  Dividends paid                                                1,994,200
                                                              -----------
  RETAINED EARNINGS-ending                                    $ 8,342,890
                                                              ===========





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